BayFirst Financial Corp. (NASDAQ:BAFN) 2026 – First Quarter Results (Unaudited)

In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, weather events, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets and credit quality; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; enforcement actions initiated by our regulators and their impact on our operations; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Cautionary Statement Concerning Forward-Looking Information Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this document, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

3 ABOUT BAYFIRST FINANCIAL CORP. TAMPA BAY’S PREMIER COMMUNITY BANKING FRANCHISE IN THE TAMPA BAY- SARASOTA REGION(1) HOW WE RANK 3 ASSET SIZE BILLION TOTAL ASSETS (2)$1.20 ASSET GROWTH ASSET GROWTH SINCE DEC 31, 2020(2)30% (1) Deposit ranking of banks with assets less than $10B headquartered in the Tampa Bay-Sarasota region as of Dectember 31, 2025 from Uniform Bank Performance Reports (2) Financial data as of March 31, 2026 COST OF FUNDS BASIS POINT DECREASE IN COST OF FUNDS FOR THE QUARTER DEPOSITS $16 MILLION IN NONINTEREST-BEARING DEPOSIT GROWTH OVER THE QUARTER(2) COMMUNITY BANKING CONTINUED GROWTH IN TREASURY MANAGEMENT SERVICE FEE INCOME 27

4 ABOUT BAYFIRST FINANCIAL CORP. CURRENT BANKING CENTER LOCATION CONVENIENT AND ATTRACTIVE BANKING CENTER FRANCHISE IN TAMPA BAY-SARASOTA REGION Banking Center in Downtown Sarasota will be closing in May 2026

5 ATTRACTIVE LOAN COMPOSITION Composition of Loans Held for Investment as of March 31, 2026 23.8% 18.3% 20.7% 14.0% 9.6% 3.9% 0.8% 8.9% C&I Residential HELOC Owner-occupied nonfarm/nonresidential Other nonfarm/nonresidential C&D Multifamily residential and farmland Consumer & Other Loan Highlights • Loan portfolio is well-diversified across major loan types with a low concentration of non owner-occupied commercial real estate loans • Total loan production of $3 million during the quarter • Total loans decreased $154 million over the last twelve months primarily due to the exit of the SBA 7(a) lending business and the sale of $97 million of loan balances • There were a total of $213.6 million of SBA 7(a) loans as of 3/31/2026. Of which $159.4 million are unguaranteed

6 SOLID DEPOSIT COMPOSITION Deposit Portfolio Balance Composition as of March 31, 2026 • Total Deposits decreased $98 million for the quarter and $42 million over the last twelve months • Approximately 83% of deposits were insured as of March 31, 2026 • Short-term brokered deposits were $184 million as of March 31, 2026 • Grew number of checking accounts by 6% YTD Noninterest Bearing Transaction, 10.3% Interest Bearing Transaction, 14.2% Savings & Money Market, 39.9% Time Deposits, 35.7% Deposit Highlights

7 INVESTMENT SECURITIES AFS Investment Securities Portfolio as of March 31, 2026 (fair market value, in thousands) Investment Securities Portfolio Details • Minimal exposure to market value losses due to modest investment securities portfolio (2% of total assets) • Other Comprehensive Loss of $2.1 million reduced Tangible Book Value by $0.50 as of March 31, 2026 ◦ We intend and have the ability to hold the available for sale investment securities to maturity; no plan to sell ◦ No impact to regulatory capital ratios • $2.5 million of HTM investment securities, net of ACL of $10 thousand Asset-backed securities, $2,724 MBS: U.S . Government- sponsored enterprises, $4,759 CMO: U.S . Government- sponsored enterprises, $17,182 Corporate bonds, $3,865

8 QUARTERLY EARNINGS For the Three Months Ended ($000s) 3/31/2026 12/31/2025 Increase/ (Decrease) 3/31/2025 Increase/ (Decrease) Interest income $ 17,439 $ 20,950 $ (3,511) $ 20,685 $ (3,246) Interest expense 7,990 9,792 (1,802) 9,686 (1,696) Net interest income 9,449 11,158 (1,709) 10,999 (1,550) Provision for credit losses 3,078 2,007 1,071 4,400 (1,322) Noninterest income 884 (104) 988 8,751 (7,867) Noninterest expense 14,886 11,869 3,017 15,813 (927) Income tax benefit (1,951) (359) (1,592) (128) (1,823) Net loss (5,680) (2,463) (3,217) (335) (5,345) Preferred dividends 385 385 — 385 — Net loss attributable to common shareholders $ (6,065) $ (2,848) $ (3,217) $ (720) $ (5,345)

9 KEY METRICS As of and For the Three Months Ended 3/31/2026 12/31/2025 3/31/2025 Return on average assets(1) (1.86) % (0.74) % (0.10) % Return on average common equity(1) (34.47) % (15.51) % (3.00) % Tangible book value per common share $ 15.74 $ 17.22 $ 22.77 Diluted loss per common share $ (1.48) $ (0.69) $ (0.17) Total Capital (to risk-weighted assets)(2) 9.84% 10.18% 11.73 % Common Equity Tier 1 Capital (to risk-weighted assets)(2) 8.58% 8.92% 10.47 % Tier 1 Capital (to total assets)(2) 6.54% 6.52% 8.56 % Nonperforming loans (excl gov’t gtd balance)/total loans held for investment(3) 1.81% 1.79% 1.47 % ACL/Total loans held for investment at amortized cost 2.35% 2.42% 1.61% (1) Annualized (2) Capital Ratios are at the Bank (3) Excludes loans measured at fair value

10 QTD INTEREST MARGIN 3.77% 4.06% 3.61% 3.58% 3.42% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 0.0% 2.0% 4.0% 6.0% Net Interest Margin Loan Yield 7.37% 7.67% 7.20% 7.24% 6.83% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 0.0% 2.5% 5.0% 7.5% 10.0% Cost of Funds Net Interest Margin ($ in millions) 3.76% 3.75% 3.71% 3.48% 3.21% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 0.0% 1.0% 2.0% 3.0% 4.0% $11.0 $12.3 $11.3 $11.2 $9.4 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $0.0 $5.0 $10.0 $15.0

11 $94 $92 $74 $71 $65 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $20 $40 $60 $80 $100 $120 BALANCE SHEET COMPOSITION Total Assets ($M) Total Loans HFI ($M) Total Deposits ($M) Tangible Common Equity ($M) $1,292 $1,344 $1,346 $1,300 $1,196 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,085 $1,126 $999 $964 $930 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $0 $200 $400 $600 $800 $1,000 $1,200 $1,128 $1,164 $1,171 $1,184 $1,086 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400

12 TANGIBLE BOOK VALUE PER COMMON SHARE $22.77 $22.30 $17.90 $17.22 $15.74 $15.74 Tangible Book Value Per Common Share Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q1 2026 Proforma $10 $13 $15 $18 $20 $23 $25

COMMUNITY BANKING PERFORMANCE

Q1 2026 Highlights

Q1 2026 Loan Production Summary:

- Loan production during the quarter was $2.4 million[1]
- Total Loans decreased by a net $33.5 million during the quarter

Q1 2026 Deposit Summary:

- Deposit balances decreased $98.1 million during the quarter
- Deposit portfolio increased by 6.0% in number of accounts (to 21,970 accounts totaling $1.09 billion) YTD

Treasury Management:

- Continued growth in treasury management fee income

Banking Center & Deposits

($ in 000s)			Total Deposits		
#	Branch	Year Opened	3/31/2026	3/31/2025	3/31/2024
1	St. Petersburg[2]	2017	$ 398,529	$ 323,725	$ 264,169
2	Seminole	1999	156,915	161,366	141,934
3	Pinellas Park	2005	111,941	101,238	96,545
4	Downtown Sarasota[3]	2018	87,312	172,827	169,521
5	Countryside	2018	53,663	60,199	61,041
6	West Tampa	2020	64,303	107,946	106,130
7	Belleair Bluffs	2021	51,287	52,268	39,934
8	West Bradenton	2022	60,159	54,093	56,281
9	Carrollwood	2023	36,589	42,508	44,161
10	Bee Ridge	2023	33,189	29,440	26,067
11	North Sarasota	2023	3,190	2,095	351
12	South Tamiami Trail	2024	28,776	20,562	1,181
Total Branches (12)			$ 1,085,853	$ 1,128,267	$ 1,007,315

(1) Excludes government guaranteed loan production
(2) St. Petersburg branch deposits include other deposits generated by Government Guaranteed Banking, Cash Management, Corporate Treasury, and Virtual
(3) Downtown Sarasota banking center will be closing in May 2026

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14 $29.0 $36.2 $15.8 $1.2 $0.6 $15.5 $6.4 $1.4 $5.6 $1.6 $0.5 $3.1 $8.2 $0.3 $0.1 $6.1 $5.0 $2.6 $0.7 $0.1 Real estate - residential (1) Real estate - commercial Commercial and industrial Consumer and other Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 $0 $5 $10 $15 $20 $25 $30 $35 $40 Community Banking New Loan Production Community Banking New Loan Production ($M) (1) Includes residential first mortgages, home equity lines of credit, and home equity closed loans

15 $645.3 $675.1 $698.0 $700.7 $661.8 $340.2 $355.9 $378.2 $380.9 $372.3 $189.0 $200.8 $202.9 $200.0 $179.8$30.7 $31.1 $28.5 $32.3 $29.8 $85.4 $87.2 $88.5 $87.4 $80.0 Real estate - residential (1) Real estate - commercial Commercial and industrial Consumer and other 3/31/2025 6/30/2025 9/30/2025 12/31/2025 3/31/2026 $200 $300 $400 $500 $600 $700 Community Banking Loan Balances Community Banking Loan Balances ($M) (1) Includes residential first mortgages, home equity lines of credit, and home equity closed loans

16 $44 $58 $98 $31 2023 2024 2025 YTD 2026 $— $20 $40 $60 $80 $100 $120 • With our treasury management platform operational, we are servicing small and medium sized businesses as well as large businesses through our two online platforms • The Bank expanded its treasury management staff to four with the addition of two new experienced associates in 2025 • The Bank has created products and services specifically for Associations TREASURY MANAGEMENT SERVICES Treasury Management Services Treasury Management Fee Income ($000s)

17 ASSET QUALITY 1.28% 2.60% 1.24% 1.94% 1.98% Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 0.0% 1.0% 2.0% 3.0% Net charge-offs/Total average loans HFI at amortized cost ACL/Total loans held for investment at amortized cost 1.61% 1.65% 2.61% 2.42% 2.35% 3/31/2025 6/30/2025 9/30/2025 12/31/2025 3/31/2026 0.0% 1.0% 2.0% 3.0% ACL to nonperforming loans(1)(2) Past due and Nonaccrual loans to Total loans HFI at amortized cost(1)(2) 109.52% 120.12% 154.75% 135.18% 129.98% 3/31/2025 6/30/2025 9/30/2025 12/31/2025 3/31/2026 0.0% 50.0% 100.0% 150.0% 200.0% 2.51% 2.30% 3.07% 3.48% 3.62% 3/31/2025 6/30/2025 9/30/2025 12/31/2025 3/31/2026 0.0% 1.0% 2.0% 3.0% 4.0% (1) Excludes government guaranteed balances (2) Excludes loans measured at fair value

18 APPENDIX

19 OWNERSHIP OVERVIEW Total Common Stock Ownership Mix Note: Ownership information based on most recently disclosed common shares outstanding of 4,108,072 as of 3/31/26 Source: S&P Capital IQ Pro Vanguard Group Inc., 4.17% First Manhattan Co., 3.11% Banc Funds Company LLC, 4.13% All Other Institutions, 4.72% Mark S. Berset, 6.97% All Other Directors/Executive Officers, 7.83% Public/Other, 69.07%

20 DEPOSITS IN TAMPA BAY-SARASOTA REGION Total Deposits (Total Assets <$10BN and HQ in Tampa Bay-Sarasota Region) Note: Deposit data as of September 30, 2025 Source: Uniform Bank Performance Reports Average Deposits Branches Deposits per Branch Rank Institution ($ millions) (No.) ($ millions) 1 Bank of Tampa $2,621 13 $202 2 Climate First 1,358 3 453 3 BayFirst National Bank 1,184 12 99 4 Flagship Bank 602 6 100 5 Waterfall Bank 303 1 303 6 TCM Bank NA 303 1 303 7 Central Bank 301 4 75 8 Gulfside Bank 274 2 137 9 Century Bank of Florida 91 1 91

21 LIQUIDITY SOURCES • Available Liquidity ◦ $134 million in cash and due from other banks ◦ $29 million in AFS investment securities • Off Balance Sheet Sources of Liquidity ◦ $188 million of unused, available borrowing capacity at the FHLB based on pledged loans ◦ $29 million available at the Federal Reserve Bank based on pledged loans • Contingent Sources ◦ Up to $55 million in brokered deposits (1) ◦ Up to $358 million in listing service deposits (1) (1) Based on Bank’s policy limits Data as of March 31, 2026

EXPERIENCED LEADERSHIP TEAM



Alfred T, ("Al") Rogers

President, Chief Executive Officer & Director of BayFirst and the Bank

- Joined BayFirst in Q2 2026.
- Previous experience includes CEO of Manufacturers Bank of Florida, President and Senior Lender at Colonial Bank, Executive Lending Officer at USAmeriBank, and EVP and Chief Lending Officer of Valley National Bank
- B.A. in Economics from Vanderbilt University



Robin Oliver

Chief Operating Officer and Director of BayFirst and the Bank

- Joined BayFirst as CFO in Q2 2018; Prior to joining BayFirst, Controller of Central Bank & Trust Co., a $2.5 billion privately held financial institution in Lexington, Kentucky, from May 2014 to June 2018
- Approximately 16 years with Crowe LLP as an auditor in the financial institution practice; served over 80 financial institution clients with assets ranging from $50 million to $4.5 billion throughout career, including several SEC registrants and FDICIA reporting institutions
- B.S. in Accounting from the University of Kentucky



Scott J. McKim

EVP, Chief Financial Officer of BayFirst and the Bank

- Joined BayFirst in July 2023
- Previous experience includes Chief Strategy Officer of 121 Financial Credit Union, Chief Financial Officer and Chief Lending Officer of Publix Employees Federal Credit Union, and Director of Corporate Finance and Divisional CFO for Huntington Bancshares
- B.S. in Accounting from Bowling Green State University and M.B.A from Max M. Fisher College of Business, The Ohio State University

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EXPERIENCED LEADERSHIP TEAM



Brandi Jaber

EVP, Chief Administrative Officer

- Joined BayFirst in Q4 2017; Prior to joining BayFirst, over fifteen years of Mortgage Banking administration experience as well as Human Resources experience supporting mid-size financial institutions
- B.B.S from The University of Florida and M.B.A from The University of Tampa



Adam Curtis

EVP, Chief Lending Officer

- Prior to joining BayFirst in 2022, Mr. Curtis served as EVP, Chief Lending Officer at Freedom Bank. He has also held senior leadership positions with Seacoast Bank
- Mr. Curtis received his degree from Florida State University and completed executive banking programs at the LSU Graduate School of Banking and University of Florida's Florida School of Banking



Susan Khayat

EVP, Chief Credit Officer

- Prior to joining BayFirst in 2025, Ms. Khayat served as Chief Credit Officer at Fieldpoint Private Bank and assisted Price Waterhouse Coopers with compliance risk reviews while contracted with MBO Partners in Atlanta and has served as Chief Risk Officer and Chief Credit Officer at other community banks and worked many years as a bank regulator with the US Department of the Treasury
- Ms. Khayat received her BBA in Finance from Mercer University



Nick Smith

EVP, Chief Human Resources Officer

- Prior to joining the BayFirst HR team in January 2021, Nick served in leadership roles in the finance, aerospace, and pulp and paper industries.
- BA from Murray State University and his MBA from University of Southern Indiana

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